   As filed with the Securities and Exchange Commission on December 4, 2001


                                                     Registration No. 333-73454

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               -----------------


                                AMENDMENT NO. 1


                                      TO

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                               -----------------

                            HEWLETT-PACKARD COMPANY
            (Exact Name of Registrant as Specified in Its Charter)

                               -----------------

         Delaware                    3570
      (State or Other          (Primary Standard
      Jurisdiction of             Industrial                94-1081436
     Incorporation or         Classification Code        (I.R.S. Employer
       Organization)                Number)           Identification Number)

                               -----------------

                              3000 Hanover Street
                          Palo Alto, California 94304
                                (650) 857-1501
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                               -----------------

                              Carleton S. Fiorina
               Chairman of the Board and Chief Executive Officer
                            HEWLETT-PACKARD COMPANY
                              3000 Hanover Street
                          Palo Alto, California 94304
                                (650) 857-1501
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

                               -----------------

                                  Copies to:

   Ann O. Baskins, Esq.          Larry W. Sonsini, Esq.         Michael D. Capellas     Thomas C. Siekman, Esq.
 Charles N. Charnas, Esq.        Martin W. Korman, Esq.      Chairman of the Board and   Linda S. Auwers, Esq.
  Melanie D. Vinson, Esq.       Robert D. Sanchez, Esq.       Chief Executive Officer  James P. Shaughnessy, Esq.
 Matthew L. Jacobson, Esq.  WILSON SONSINI GOODRICH & ROSATI      COMPAQ COMPUTER           COMPAQ COMPUTER
  HEWLETT-PACKARD COMPANY       PROFESSIONAL CORPORATION            CORPORATION               CORPORATION
    3000 Hanover Street            650 Page Mill Road              20555 SH 249               20555 SH 249
Palo Alto, California 94304   Palo Alto, California 94304      Houston, Texas 77070       Houston, Texas 77070
      (650) 857-1501                 (650) 493-9300               (281) 514-8705             (281) 514-8705

  Roger S. Aaron, Esq.      Kenton J. King, Esq.
 SKADDEN, ARPS, SLATE,     Celeste E. Greene, Esq.
   MEAGHER & FLOM LLP       SKADDEN, ARPS, SLATE,
   Four Times Square         MEAGHER & FLOM LLP
New York, New York 10036    525 University Avenue
     (212) 735-3000              Suite 1100
                         Palo Alto, California 94301
                               (650) 470-4500

                               -----------------

   Approximate date of commencement of proposed sale to the public: Upon completion of the merger described herein.

   If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                               -----------------

                        CALCULATION OF REGISTRATION FEE
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
                                                                             Proposed Maximum  Proposed Maximum
                 Title of Each Class                           Amount         Offering Price      Aggregate         Amount of
            of Securities To Be Registered              To Be Registered (1)  Per Share (2)   Offering Price (2) Registration Fee
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share, and associated
 preferred share purchase rights (3)................... 1,201,450,898 shares      $7.63        $14,493,391,857    $3,623,348 (4)
----------------------------------------------------------------------------------------------------------------------------------

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(1) Based upon the maximum number of shares of common stock, par value $0.01 per share, of Hewlett-Packard Company, a Delaware corporation, that may be issued in connection with the merger described herein.
(2) Estimated solely for purposes of calculating the registration fee required by the Securities Act of 1933, as amended, and computed pursuant to Rules 457(f) and (c) under the Securities Act based on (i) $7.63, the average of the high and low per share prices of common stock, par value $0.01 per share, of Compaq Computer Corporation, a Delaware corporation, as reported on the New York Stock Exchange composite transactions tape on November 12, 2001 and (ii) the maximum number of shares of Compaq common stock to be canceled in connection with the merger described herein.
(3) The preferred share purchase rights, which are attached to the shares of HP common stock being registered hereunder, will be issued for no additional consideration. Accordingly, no additional registration fee is payable.

(4) Previously paid.


                               -----------------

   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
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


   This amendment is being filed solely to file certain exhibits previously omitted. No changes have been made to Part I or Part II of this registration statement, other than Item 21 (Exhibits and Financial Statement Schedules) of
Part II. In particular, there have been no changes to Item 20 (Indemnification of Officers and Directors) or Item 22 (Undertakings) of Part II. Accordingly,
Part I is not being filed herewith. Part II is being filed in its entirety, as amended.


                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Officers and Directors

   Section 145 of the General Corporation Law of the State of Delaware authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms that are sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. HP's certificate of incorporation contains a provision eliminating the personal liability of its directors to the company or its shareowners for breach of fiduciary duty as a director to the fullest extent permitted by applicable law. HP's bylaws provide for the mandatory indemnification of our directors and officers to the maximum extent permitted by Delaware law. HP's bylaws also provide (i) that we may expand the scope of the indemnification by individual contracts with our directors and officers, and (ii) that we shall not be required to indemnify any director or officer unless the indemnification is required by law, if the proceeding in which indemnification is sought was brought by a director or officer, it was authorized in advance by our board of directors, the indemnification is provided by us, in our sole discretion pursuant to powers vested in us under the Delaware law, or the indemnification is required by individual contract. In addition, our bylaws give us the power to indemnify our employees and agents to the maximum extent permitted by Delaware law.

Item 21. Exhibits and Financial Statement Schedules


Exhibit
Number  Exhibit Description
------  -------------------
  2.1   Agreement and Plan of Reorganization, dated as of September 4, 2001, by and among the registrant,
        Heloise Merger Corporation and Compaq Computer Corporation, previously filed.(1)
  5.1   Form of legal opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, previously filed.(2)
  8.1   Tax opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, to be filed by amendment.
  8.2   Tax opinion of Skadden, Arps, Slate, Meagher & Flom LLP, to be filed by amendment.
 23.1   Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibits 5.1 and 8.1), to be filed by amendment.
 23.2   Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.2), to be filed by amendment.
 23.3   Consent of Ernst & Young LLP, Independent Auditors, previously filed.
 23.4   Consent of Ernst & Young LLP, Independent Auditors, previously filed.
 23.5   Consent of PricewaterhouseCoopers LLP, Independent Accountants, previously filed.
 23.6   Consent of PricewaterhouseCoopers LLP, Independent Accountants, previously filed.
 24.1   Power of Attorney, previously filed.
 99.1   Form of Proxy for the registrant, filed herewith.

Exhibit
Number  Exhibit Description
------  -------------------
 99.2   Form of Proxy for Compaq Computer Corporation, filed herewith.
 99.3   Opinion of Goldman, Sachs & Co., financial advisor to the registrant, previously filed.(3)
 99.4   Opinion of Salomon Smith Barney, Inc., financial advisor to Compaq Computer Corporation, previously filed.(4)
 99.5   Consent of Goldman, Sachs & Co., financial advisor to the registrant, previously filed.
 99.6   Consent of Salomon Smith Barney, Inc., financial advisor to Compaq Computer Corporation, previously filed.
 99.7   Consent of Michael D. Capellas to be named as a director of the registrant upon completion of the merger, to be filed by amendment.
 99.8   Form of admission ticket and driving directions to special meeting of HP shareowners, to be filed by amendment.

--------
(1) Included as Annex A to the joint proxy statement/prospectus forming a part of this registration statement.
(2) The executed legal opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation will be filed by amendment.
(3) Included as Annex B to the joint proxy statement/prospectus forming a part of this registration statement.
(4) Included as Annex C to the joint proxy statement/prospectus forming a part of this registration statement.

Item 22. Undertakings

   The undersigned registrant hereby undertakes:

      (1) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
   Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference into this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

      (2) insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 above, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim of indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue;

      (3) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of any such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed after the effective date of the registration statement through the date of responding to such request; and

      (4) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the registrant's registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Palo Alto, state of California, on December 4, 2001.


                                          HEWLETT-PACKARD COMPANY


                                           By:  /S/ CHARLES N. CHARNAS

                                                ---------------------------

                                          Name: Charles N. Charnas


                                         Title: Assistant Secretary and Senior
                                                Managing Counsel

   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registrant's registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.



        Signature                          Title                     Date
        ---------                          -----                     ----

            *                Chairman of the Board, President  December 4, 2001
-------------------------      and Chief Executive Officer
   Carleton S. Fiorina         (Principal Executive Officer)

            *                Executive Vice President, Finance December 4, 2001
-------------------------      and Administration, Chief
    Robert P. Wayman           Financial Officer and Director
                               (Principal Financial Officer)

            *                Vice President and Controller     December 4, 2001
-------------------------      (Principal Accounting Officer)
     Jon E. Flaxman

            *                Director                          December 4, 2001
-------------------------
    Philip M. Condit

            *                Director                          December 4, 2001
-------------------------
    Patricia C. Dunn

            *                Director                          December 4, 2001
-------------------------
        Sam Ginn

            *                Director                          December 4, 2001
-------------------------
   Richard A. Hackborn

-------------------------    Director
    Walter B. Hewlett

            *                Director                          December 4, 2001
-------------------------
  George A. Keyworth II

            *                Director                          December 4, 2001
-------------------------
 Robert E. Knowling, Jr.

   /s/ CHARLES N. CHARNAS
*By:
-------------------------
   Charles N. Charnas
   (Attorney-in-fact)

                                 EXHIBIT INDEX


Exhibit
Number  Exhibit Description
------  -------------------
  2.1   Agreement and Plan of Reorganization, dated as of September 4, 2001, by and among the registrant,
        Heloise Merger Corporation and Compaq Computer Corporation, previously filed.(1)
  5.1   Form of legal opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, previously filed.(2)
  8.1   Tax opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, to be filed by amendment.
  8.2   Tax opinion of Skadden, Arps, Slate, Meagher & Flom LLP, to be filed by amendment.
 23.1   Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibits 5.1 and 8.1), to be filed by amendment.
 23.2   Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.2), to be filed by amendment.
 23.3   Consent of Ernst & Young LLP, Independent Auditors, previously filed.
 23.4   Consent of Ernst & Young LLP, Independent Auditors, previously filed.
 23.5   Consent of PricewaterhouseCoopers LLP, Independent Accountants, previously filed.
 23.6   Consent of PricewaterhouseCoopers LLP, Independent Accountants, previously filed.
 24.1   Power of Attorney, previously filed.
 99.1   Form of Proxy for the registrant, filed herewith.
 99.2   Form of Proxy for Compaq Computer Corporation, filed herewith.
 99.3   Opinion of Goldman, Sachs & Co., financial advisor to the registrant, previously filed.(3)
 99.4   Opinion of Salomon Smith Barney, Inc., financial advisor to Compaq Computer Corporation, previously filed.(4)
 99.5   Consent of Goldman, Sachs & Co., financial advisor to the registrant, previously filed.
 99.6   Consent of Salomon Smith Barney, Inc., financial advisor to Compaq Computer Corporation, previously filed.
 99.7   Consent of Michael D. Capellas to be named as a director of the registrant upon completion of the merger, to be filed by amendment.
 99.8   Form of admission ticket and driving directions to special meeting of HP shareowners, to be filed by amendment.

--------
(1) Included as Annex A to the joint proxy statement/prospectus forming a part of this registration statement.
(2) The executed legal opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation will be filed by amendment.
(3) Included as Annex B to the joint proxy statement/prospectus forming a part of this registration statement.
(4) Included as Annex C to the joint proxy statement/prospectus forming a part of this registration statement.